FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS HOLDS 5.27% OF THE COMMON STOCK OF AMERICA FIRST APARTMENT INVESTORS, INC.

      FOR IMMEDIATE RELEASE - Boston, Massachusetts- October 7, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that has acquired over a number of months through open market transactions an aggregate of 553,801 shares of common stock in America First Apartment Investors, Inc. (NASD:APRO), a real estate investment trust. The 553,801 shares represent approximately 5.27% of the outstanding common shares in America First Apartment Investors. Pursuant to its Schedule 13D filed with the Securities and Exchange Commission on October 6, 2005, in light of First Union's investment objectives, it intends to consider appropriate methods of maximizing the value of the shares and shareholder value in general including, without limitation, potential strategic transactions with America First Apartment Investors.

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      Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to First Union can be found in First Union's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

      First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.